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                                                                      EXHIBIT 21

                           Subsidiaries of Registrant

                                                    Type and Jurisdiction
     Name                                              of Organization
     ----                                              ---------------

     The First National Bank of Altavista        National banking association

             FNB Property Corp.                      Virginia corporation

             First Properties, Inc.                  Virginia corporation